UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 7, 2019
(Date of earliest event reported: March 6, 2019)

REVLON CONSUMER PRODUCTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment of Revolving Credit Agreement; Extension of Senior Secured First In, Last Out Tranche B to Revolving Credit Facility

On March 6, 2019 (the “Closing Date”), Revlon Consumer Products Corporation (“Products Corporation”), the direct wholly-owned operating subsidiary of Revlon, Inc. (“Revlon” and together with Products Corporation, the “Company”), Revlon and certain of their subsidiaries entered into Amendment No. 2 (“Amendment No. 2”) of Products Corporation’s asset-based revolving credit agreement with Citibank, N.A., acting as administrative agent, collateral agent, issuing lender, local fronting lender and swingline lender and the other issuing lenders (as amended by Amendment No. 1, dated as of April 17, 2018, the “Existing Revolving Credit Agreement” and as amended by Amendment No. 2, the “Amended Revolving Credit Agreement”) in respect of Products Corporation’s existing senior secured asset-based revolving credit facility (as amended by Amendment No. 1, the “Existing Revolving Credit Facility” and as in effect after Amendment No. 2, the “Amended Revolving Credit Facility”).

Pursuant to the terms of Amendment No. 2, the maturity date applicable to the $41.5 million senior secured first in, last out Tranche B of the Existing Revolving Credit Facility was extended from April 17, 2019 to April 17, 2020.

The Existing Revolving Credit Agreement provides that the “Liquidity Amount” (defined in the Existing Revolving Credit Agreement as the sum of each borrowing base less the sum of (x) the aggregate outstanding extensions of credit under the Existing Revolving Credit Facility, and (y) any availability reserve in effect on such date) may exceed the aggregate commitments under the Existing Revolving Credit Facility by up to 5%. Amendment No. 2 limits the Liquidity Amount to no more than the aggregate commitments under the Amended Revolving Credit Facility. Under the Existing Revolving Credit Agreement, a “Liquidity Event Period” generally occurs if Products Corporation’s Liquidity Amount falls below the greater of $35 million and 10% of the maximum availability under the Existing Revolving Credit Facility. Amendment No. 2 changes these thresholds to $50 million and 15%, respectively, only for purposes of triggering certain notification obligations of Products Corporation, increased borrowing base reporting frequency and the ability of the administrative agent to apply amounts collected in controlled accounts for the repayment of loans under the Amended Revolving Credit Facility. The Amendment also adjusts, among other things, the “payment conditions” required to make unlimited restricted payments.

The above description of the terms of Amendment No. 2 and the Amended Revolving Credit Agreement are qualified in their entirety by reference to such agreements, the full terms of which are incorporated herein by reference in their entirety.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 9.01.          Exhibits.

(d)       Exhibits.

Exhibit No.	Description

4.1	Amendment No. 2, dated as of March 6, 2019, among Revlon Consumer Products Corporation, Revlon, Inc., the other loan parties and lenders party thereto, and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by Revlon, Inc. on March 7, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: March 7, 2019

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amendment No. 2, dated as of March 6, 2019, among Revlon Consumer Products Corporation, Revlon, Inc., the other loan parties and lenders party thereto, and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by Revlon, Inc. on March 7, 2019).